Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InfoNow Corporation on Form S-8 of our report dated February 28, 2003, included in the Annual Report on Form 10-KSB of InfoNow Corporation for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
July 8, 2003